EXHIBIT 99.3

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Ladenburg Thalmann Financial Services Inc. (“LTS”) and Kestler Financial Group, Inc. (“KFG”), after giving effect to the acquisition of KFG by LTS using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2018 and the twelve months ended December 31, 2017 are presented as if the acquisition had occurred on January 1, 2017. The unaudited pro forma combined condensed balance sheet is presented as if the acquisition had occurred on June 30, 2018. You should read this information in conjunction with the:

●	accompanying notes to the unaudited pro forma combined condensed financial statements;
●	separate unaudited historical financial statements of LTS as of, and for the six month period ended June 30, 2018, included in the LTS’ quarterly report on Form 10-Q for the three months ended June 30, 2018;
●	separate historical financial statements of LTS as of, and for the fiscal year ended December 31, 2017, included in LTS’ annual report on Form 10-K for the fiscal year ended December 31, 2017; and
●	separate historical financial statements of KFG as of June 30, 2018, for the six months ended June 30, 2018 and 2017and for the fiscal years ended December 31, 2017 and 2016 included in Items 99.1 and 99.2 of this report.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that LTS believes are reasonable.

The unaudited pro forma combined condensed financial statements do not include the effects of any operating efficiencies or cost savings expected from the acquisition.

The unaudited pro forma combined condensed balance sheet as of June 30, 2018 has been derived from:

●	the unaudited historical condensed consolidated balance sheet of LTS as of June 30, 2018; and
●	the unaudited historical balance sheet of KFG as of June 30, 2018.

The unaudited pro forma combined condensed statement of operations for the six month period ended June 30, 2018 has been derived from:

●	the unaudited historical condensed consolidated statement of operations of LTS for the six month period ended June 30, 2018; and
●	the unaudited historical statement of operations of KFG for the six month period ended June 30, 2018.

The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2017 has been derived from:

●	the audited historical consolidated statement of operations of LTS for the twelve months ended December 31, 2017; and
●	the audited historical statement of operations of KFG for the twelve months ended December 31, 2017.

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

June 30, 2018

(In thousands, except share and per share amounts)

	Historical
			Pro Forma		Pro Forma
	LTS	KFG	Adjustments		Combined
ASSETS
Cash and cash equivalents	$204,847	$442	$(2,662)	(e)(j)	$202,627
Securities owned, at fair value	6,548	—	—		6,548
Receivables from clearing brokers	45,013	—	—		45,013
Receivables from other broker-dealers	2,520	—	—		2,520
Notes receivable from financial advisors, net	5,893	5	(5)	(j)	5,893
Other receivables, net	129,182	34	(34)	(j)	129,182
Fixed assets, net	26,307	358	(10)	(j)	26,655
Restricted assets	6,589	—	—		6,589
Intangible assets, net	72,296	—	6,735	(g)	79,031
Goodwill	124,210	—	2,169	(g)	126,379
Contract acquisition costs, net	76,972	—	—		76,972
Cash surrender value of life insurance	12,907	—	—		12,907
Deferred income taxes	-	—	—		-
Other assets	34,606	107	(107)	(j)	34,606

Total assets	$747,890	$945	$6,087		$754,922

LIABILITIES AND SHAREHOLDERS’ EQUITY

Securities sold, but not yet purchased, at market value	$4,920	$—	$—		$4,920
Accrued compensation	27,418	43	(43)	(j)	27,418
Commissions and fees payable	105,194	70	(70)	(j)	105,194
Accounts payable and accrued liabilities	54,169	169	1,413	(h)(j)	55,751
Deferred rent	2,772	401	(401)	(j)	2,772
Deferred income taxes	6,558	—	—		6,558
Deferred compensation liability	19,999	—	—		19,999
Accrued interest	191	—	—		191
Notes payable, net	136,171	—	5,450	(h)	141,621
		-
Total liabilities	357,392	683	6,349		364,424

Shareholders’ equity:
Preferred stock, $.0001 par value; authorized 50,000,000 shares: 8% Series A cumulative redeemable preferred stock; designated 23,844,916 shares in 2018 and 2017; shares issued and outstanding 17,012,075 in 2018 and 2017 (liquidation preference $425,302 in 2018 and 2017)	2	—	—		2
Common stock, $.0001 par value; authorized 1,000,000,000 shares in 2018 and 2017; shares issued and outstanding, 201,271,034 in 2018 and 198,583,941 in 2017	20	1	(1)	(i)	20
Additional paid-in capital	501,348	272	(272)	(i)	501,348
Retained earnings (accumulated deficit)	(110,904)	(11)	11	(i)	(110,904)

Total shareholders’ equity	390,466	262	(262)		390,466

Noncontrolling interest	$32	$—	$—		$32

Total liabilities and shareholders’ equity	$747,890	$945	$6,087		$754,922

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the six months ended June 30, 2018

(In thousands, except share and per share amounts)

	Historical
	LTS	KFG	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions and fees	$343,667	$9,825	$—		$353,492
Advisory fees	237,021	—	—		237,021
Investment banking	28,219	—	—		28,219
Principal transactions	400	—	—		400
Interest and dividends	1,867	1	—		1,868
Service fees	52,487	15	—		52,502
Other income	23,479	392	—		23,871

Total revenues	687,140	10,233	—		697,373

Expenses:

Commissions and fees	485,716	6,847	—		492,563
Compensation and benefits	95,822	1,715	—		97,537
Non-cash compensation	3,062	—	—		3,062
Brokerage, communication and clearance fees	8,260	22	—		8,282
Rent and occupancy, net of sublease revenue	4,880	146	—		5,026
Professional services	10,329	50	—		10,379
Interest	4,020	2	104	(b)	4,126
Depreciation and amortization	11,571	24	518	(c)	12,113
Acquisition-related expense	913	—	—		913
Amortization of retention and forgivable loans	183	—	—		183
Amortization of financial acquisition costs	4,571	—	—		4,571
Other	36,182	1,256	—		37,438

Total expenses	665,509	10,062	622		676,193

Income (loss) before item shown below	21,631	171	(622)		21,180

Change in fair value of contingent consideration	(111)	—	—		(111)
Income (loss) before income taxes	21,250	171	(622)		21,069

Income tax (benefit) expense	6,746	—	—		6,746

Net income (loss)	$14,774	$171	$(622)		$14,323

Net income attributable to noncontrolling interest	9	—	—		9
Net income (loss) attributable to the Company	14,765	171	(622)		14,314
Dividends declared on preferred stock	(17,016)	—	—		(17,016)

Net income (loss) available to common shareholders	$(2,251)	$171	$(622)		$(2,702)

Net loss per share available to common shareholders (basic and diluted)	$(0.01)				$(0.01)

Weighted average common shares outstanding:
Basic and diluted	196,230,136				196,230,136

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2017

(In thousands, except share and per share amounts)

	Historical
	LTS	KFG	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions	$536,028	$5,712	$—		$541,740
Advisory fees	560,930	—	—		560,930
Investment banking	46,453	—	—		46,453
Principal transactions	857	—	—		857
Interest and dividends	2,550	5	—		2,555
Service fees	85,330	—			85,330
Other income	36,004	792	—		36,796

Total revenues	1,268,152	6,509	—		1,274,661

Expenses:

Commissions and fees	928,430	86	—		928,516
Compensation and benefits	171,344	3,213	—		174,557
Non-cash compensation	5,539	—	—		5,539
Brokerage, communication and clearance fees	18,124	63	—		18,187
Rent and occupancy, net of sublease revenue	9,356	189	—		9,545
Professional services	19,588	72	—		19,660
Interest	2,710	1	215	(b)	2,926
Depreciation and amortization	28,835	29	1028	(c)	29,892
Acquisition-related expense	3,469	—	—		3,469
Amortization of retention and forgivable loans	7,396	—			7,396
Amortization of financial advisor acquisition costs	—	—			—
Loss on extinguishment of debt	—	—	—		—
Other	72,200	1,512	—		73,712

Total expenses	1,266,991	5,165	1,243		1,273,399

Income (loss) before item shown below	1,161	1,344	(1,243)		1,262

Change in fair value of contingent consideration	19	—	—		19

Income (loss) before income taxes	1,180	1,344	(1,243)		1,281

Income tax expense (benefit)	(6,502)	—	—		(6,502)

Net income (loss)	$7,682	$1,344	$(1,243)		$7,783

Net loss attributable to noncontrolling interest	(15)	—	—		(15)
Net income (loss) attributable to the Company	7,697	1,344	(1,243)		7,798
Dividends declared on preferred stock	(32,482)	—	—		(32,482)

Net income (loss) available to common shareholders	$(24,785)	$1,344	$(1,243)		$(24,684)

Net loss per share available to common shareholders (basic and diluted)	$(0.13)				$(0.13)

Weighted average common shares outstanding:
Basic and diluted	193,064,550				193,064,550

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(in thousands, except share amounts)

1. Basis of Presentation

In August 2018, LTAIS purchased certain assets of the insurance distribution business operated by Kestler Financial Group, Inc. (“KFG”), an independent insurance distribution company, located in Leesburg, Virginia. This asset purchase was deemed to be an asset acquisition. Under the terms of an asset purchase agreement, LTAIS purchased certain KFG assets, including the rights to the “Kestler Financial Group” name and brand, as part of an ongoing strategy for LTAIS to reinforce its position as a distributor of annuity solutions for independent financial advisors throughout the country. The acquisition is expected to generate important benefits for the Ladenburg insurance and annuity platform, which consists of LTAIS and Highland, a leading independent brokerage of life insurance solutions nationwide. In October 2018, Securities America purchased certain assets of the brokerage business operated by KFG.

The consideration for the KFG insurance distribution transaction was $7,917, consisting of cash of $1,683 paid at closing, a $165 cash payment to be made on the first anniversary of the closing date, a promissory note in the original principal amount of $5,450 and contingent consideration having a fair value of $619, for which a liability was recognized based on estimated acquisition-date fair value of the potential earn-out. The consideration for the KFG brokerage business transaction, which closed in October, was $1,335, consisting of cash of $537 paid at closing (including $271 of reimbursable expenses), a $266 cash payment to be made on each anniversary of the closing date for the next three years and contingent consideration having a fair value of $0.

The liability was valued using an income-based approach of the earn-out’s probability-weighted expected payout using three earn-out scenarios. The measurement of the earn-out, which relates to a five-year period, is based on unobservable inputs (Level 3) and reflects the Company’s own assumptions. The purchase price for the KFG transactions was allocated (preliminary) $7,083 to identifiable intangibles and other assets and $2,169 to goodwill.

Purchase Price and Related Preliminary Allocation

The purchase price is as follows:

Cash paid	$2,220
Promissory note, net of discount	5,450
Additional deferred payments to selling shareholders made on the one, two and three year anniversary of close	963
Contingent consideration	619
$9,252

The allocation of the purchase price to KFG’s tangible and intangible assets acquired and liabilities assumed was based on their estimated fair values. The valuation of these tangible and identifiable intangible assets and liabilities is preliminary and is subject to further management review and may change materially. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The following table summarizes the aggregate preliminary estimates of the fair values of identifiable assets acquired and liabilities assumed in the acquisition and the resulting goodwill as of June 30, 2018.

Net working capital and tangible assets	$348
Identifiable intangible assets (a)	6,735
Goodwill	2,169

Total estimated purchase price	$9,252

(a)	Identifiable intangible assets as of the acquisition date consist of:

		Estimated Useful Life (years)
Relationships with independent contractor financial advisors	5,482	7.0
Relationships with independent contractor financial advisors	922	10.0
Non-solicitation agreement	331	3.0
Total identifiable intangible assets	$6,735

2. Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations and the unaudited pro forma combined condensed balance sheet:

(b)	To record interest expense on notes and amortization of debt discount entered into in connection with acquisition:

	Six months ended June 30, 2018	Twelve months ended December 31, 2017
To record interest expense on note	$104	$215

(c)	Adjustments to amortization and depreciation of purchased intangible assets and fixed assets:

	Six months ended June 30, 2018	Twelve months ended December 31, 2017
Amortization of intangible assets	493	986
Depreciation of fixed assets	25	42
Total	$518	$1,028

(e)	Adjustments to cash:

As of June 30, 2018
To record $2,220 cash paid in acquisition	$(2,220)

(g)	Adjustments to reflect allocation of purchase price:

As of June 30, 2018
Goodwill	$2,001
Intangible Assets	6,735
Total	$8,736

(h)	To record note payable, additional payable to shareholders and contingent consideration in connection with acquisition:

As of June 30, 2018
To record 4% note, maturity date November 15, 2036, issued to selling shareholder	$5,450
Additional deferred payments to selling shareholders made on the one, two and three year anniversary of close	963
Contingent consideration	619
Total	7,032

(i)	Adjustments to shareholder’s equity:

As of June 30, 2018
To eliminate KFG stockholder’s equity	$(262)

(j)	Adjustments to reflect excluded balances:

As of June 30, 2018
Cash	$(442)
Notes receivable from financial advisors, net	(5)
Other receivables, net	(34)
Fixed assets, net	(10)
Other assets	(107)
Accrued compensation	(43)
Commissions and fees payable	(70)
Accounts payable and accrued liabilities	(169)
Deferred rent	(401)
Total	$(1,281)